PROPERTY OPTION AGREEMENT, dated the 16 day of February 2007 entered

BETWEEN :

RESSOURCES MAXIMA INC., a mining exploration company duly incorporated under the laws of the Province of Quebec with its place of business located at 344 chemin Tour du Lac, Sainte-Annedu-Lac, Quebec (Canada). JOW 1VO;

(Thereafter « Maxima » or a « Party »)

AND :

NIOGOLD MINING CORPORATION, a mining exploration company duly incorporated under the laws of the Province of British Columbia and having an office located at 1020, 3rd Avenue East, Val-d'Or, Quebec (Canada), 19P 4P3;

(Thereafter « NioGold » or « Party »)

WHEREAS:

A.

Maxima holds an interest in 146 mining claims (cells) in NTS 310/06, located 100 kilometres north-northeast of the town of Mont-Laurier, Quebec. Seventy-three (73) of the claims are in good standing and registered 100% to Maxima at the Ministry of Natural Resources and Fauna of Quebec (MNRFQ). Seventy-three (73) other claims (cells) have been designated by Maxima with pending title confirmation by the MNRFQ. All of the above 146 claims (cells) will be harmonized as one claim block and will comprise the "Property". The claims are described in Schedule A attached hereto.

B.

NioGold has the option to acquire a 100% interest in the Property under the terms of the Agreement and Maxima, agrees to sell a 100% interest in the Property under the terms of the Agreement as hereinafter defined.

NOW THEREFORE, IN CONSIDERATION OF THE PREMISES AND TUE MUTUAL COVENANTS HEREINAFTER SET OUT, THE PARTIES HERETO AGREE AS FOLLOWS:

1.

DEFINITIONS

In this Agreement (including the Preamble and Schedules), the following terms shall, except where inconsistent with the context, have the following meanings:

"Agreement" means this property option agreement, together with the Schedule to this agreement;

"Applicable Law" means, with respect to any person, property, transaction, event or other matter, any existing law, rule, statute, regulation, order, judgment, decree, treaty, grant, concession, franchise, licence or other requirement of any federal, regional, state, provincial, local, municipal, or international governmental or non-governmental body having the force of law (collectively, the "Law") relating or applicable to such person, property, transaction, event or other matter.

Applicable Law also includes, where appropriate, any existing formal and binding interpretation of the Law (or any part thereof) by any person having jurisdiction over it, or charged with its administration or interpretation;

"Business Day" means a day, excluding a Saturday or Sunday, on which banks in Montreal are generally open for ordinary banking business;

"Commercial Production" means the first day following the first fifteen (15) consecutive days during which (i) in the case of minerals which are required to be processed or refined, minerals have been processed (excluding bulk sampling) from the Property at an average rate not less than 70% of the initial rated mine production as specified in the feasibility study pursuant to which the Property was developed as a mine and (ii) in the case of minerals which do not require processing or refining following extraction, minerals are extracted on a commercial basis;

"Confidential Information" of a Party at any time means all information relating to the business, affairs, financial condition, assets, operations, prospects, trade secrets and other data in respect of such Party or any of its affiliates which,

(a)

at the time is of a confidential nature (whether or not specifically identified as confidential) and is known or should be known by each other Party or its Representatives as being confidential, and

(b)

has been or is from time to time made known to or is otherwise learned by any other Party or its Representatives as a result of the matters provided for in this Agreement, including all notes, analyses, compilations. evaluations, studies, maps, computer programs or data or other documentation or information whatsoever relating to the Party, or prepared by the recipient, its Representatives or others containing or based upon, in whole or in part, such information and all non-public information obtained by visiting the facilities of the Party or its affiliates; but not including any information that at such time:

·

has become generally available to the public other than as a result of a disclosure by the other Party or any of its Representatives;

·

was rightly available to the other Party or its Representatives on a non-confidential basis before the date of this Agreement; or

•

becomes rightly available to the other Party or its Representatives on a non-confidential basis from a person other than the first-mentioned Party or any of its Representatives who is not, to the knowledge of such other Party or its Representatives, otherwise bound by confidentiality obligations to such first-mentioned Party in respect of such information or otherwise prohibited from transmitting the information to the other Party or its Representatives;

"Encumbrance" means any interest or equity of any person (including any right to acquire, option or right of pre-emption or first offer or first refusal) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or other security agreement or arrangement or any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership, royalty, carried interest, deferred obligation or similar right or encumbrance;

"Net Smelter Return" as described Schedule B attached hereto;

"Party" means a party to this Agreement and any reference to a Party includes its successors and permitted assigns; "Parties" means every Party:

"Property" means the 146 claims, for a total area of 8,498.29 hectares, and referred to as the "Property" comprising, but not limited to, all financial information, agreements, documents, engineering reports, .files, filings, geological data and reports, information and maps;

"Representatives" with respect to any Party means its Affiliates and its and their respective directors, officers, employees, agents, counsel, consultants and other representatives and advisers;

"TSX-V'' means the TSX Venture Exchange.

2.

OBJECT OF PROPERTY OPTION AGREEMENT

For $1.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Maxima hereby grants to NioGold the sole and exclusive right and option (the "Option") to acquire an undivided 100% interest in and to Maxima's right, title and interest in and to the Property (such right, title and interest of Maxima being hereinafter referred to as the "Interest") in accordance with the terms of this Agreement.

3.

OPTION PAYMENTS AND EXPENDITURES

3.1

To exercise the Option, NioGold shall:

(a)

pay to Maxima:

(i)

$25,000 upon signature of the Agreement;

(ii)

$25,000 on the first anniversary of the date of this Agreement;

(iii)

$50,000 on the second anniversary of the date of this Agreement;

(b)

issue to Maxima:

(i)

100,000 common shares in the capital of NioGold as presently constituted (the "Common Shares") forthwith after NioGold's receipt of the approval of the TSX-V;

(ii)

150,000 Common Shares on the first anniversary of the date of this Agreement;

(iii)

250,000 Common. Shares on the second anniversary of the date of this Agreement;

which Common Shares shall be subject to such hold periods that are prescribed by the securities laws of the province of Quebec and the rules and policies of the TSX-V;

and

(c)

incur for the purposes of the exploration of the Property:

(i)

the sum of $100,000 on or before the first anniversary of the date of this Agreement (hereinafter "Work commitment of the First year");

(ii)

the additional sum of $150,000 on or before the second anniversary of the date of this Agreement (hereinafter "Work commitment of the Second year");

(iii)

the additional sum of $250,000 on or before the third anniversary of the date of this Agreement (hereinafter "Work commitment of the Third year");

(d)

A one time payment of $500,000 will be paid to Maxima upon a production decision on any part of the Property;

4.

OTHER CONSIDERATIONS

NioGold agrees to retain the services of Michel Belisle, President of Ressources Maxima inc., as a local resource person and prospector to advance exploration on the Property on an as needed basis and according to the fees in Schedule C attached hereto.

5.

EARNING OF INTEREST

The Parties agree that:

5.1

Once the payments, share issues and work commitments contemplated by this Agreement have been duly executed, NioGold will at such time be deemed by the Parties hereto have acquired the Interest free and clear of all liens, charges and encumbrances, save and except for any liens, charges and encumbrances which may have arisen as a result of the exploration work undertaken on the claims by NioGold.

5.2

The object of the Agreement being to develop the Property, NioGold may elect to incur the required exploration expenditures in a shorter time frame. In such an event, NioGold will have acquired a 100% interest in the Property at any time after the first anniversary date of the execution of this Agreement as soon as a total of $100,000 in payments are made and $500,000 has been incurred in exploration expenditures and provided the Common Shares have been duly issued.

5.3

Provided NioGold has satisfied its aggregate payments and obligations in accordance with the time periods as stipulated in section 3.1. hereof, NioGold shall notify Maxima at any time, in one or the other situation, that it has satisfied the conditions necessary to acquire the Interest.

5.4

Upon receipt of such notice from NioGold, 100% of Maxima's right, title and interest in and to the Property shall immediately vest in NioGold.

6.

NET SMELTER RETURN ROYALTY

6.1

Once NioGold has earned its 100% interest in the Property, Maxima's interest will retain a 2% Net Smelter Return royalty on the property.

6.2

In the event that Commercial Production would be achieved on the Property, NioGold will have the right to buy back, at its sole option, half of the Net Smelter Return held by Maxima (1% NSR) for CAD$1,000,000.

7.

OPERATORSHIP

The Parties agree that NioGold will be the operator and as such will have the responsibility to execute the work programs on the Property. All data and reports generated by the work conducted by NioGold on the Property will be made available to Maxima. NioGold will be responsible for the filing of assessment reports with the MNRFQ.

8.

TITLE

Until satisfaction of the terms of this Agreement, registered title to the lands, patents and claims comprising the Property shall be held in trust by Maxima, pursuant to the terms hereof. Should NioGold be vested with the Interest, Maxima shall forthwith execute and deliver all the required documentation necessary to (i) transfer to NioGold a 100% interest in the Property or (ii) evidence NioGold's right, title and interest in and to the Property.

9.

REPRESENTATIONS AND WARRANTIES
9.1

Mutual Representations and Warranties of the Parties.

NioGold and Maxima hereby represent and warrant to each other as follows:

9.1.1

Organization and Power - It is a corporation duly incorporated under the laws of its jurisdiction of incorporation and is validly existing and not in default under such laws; and has the requisite corporate power to own and operate its properties and assets and to carry on its business as presently conducted.

9.1.2

Due Authorization - It has all necessary power, authority and capacity to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement have been duty authorized by all necessary action on its part.

9.1.3

Enforceability of Obligations - This Agreement has been duly executed and delivered by it and constitutes a valid and binding obligation of it enforceable against it in accordance with its terms, subject to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and to the extent that equitable remedies such as specific performance and injunction are only available in the discretion of the court from which they are sought.

9.1.4

No Conflict - The execution, delivery and performance of this Agreement by it do not and will not constitute a breach or violation of:

·

the provisions of its charter documents and by-laws;

·

any contract, agreement or instrument to which it is a party or by which it is bound; or any Applicable Law.

9.2

Representations and Warranties of Maxima.

Maxima represents and warrants to NioGold that:

9.2.1

Maxima is the legal owner of l00% of the interests in the Property, free and clear of any Encumbrances and has good and valid title to the Property, and the claims relating to the Property are in good standing and Maxima has satisfied all obligations and liabilities relating to such claims;

9.2.2

Other then what is disclosed herein, Maxima has no liabilities or material agreements regarding the Property;

9.2.3

Maxima has made all required payments and filings relating to the Property under applicable tax legislation and no administrative proceedings, litigation or arbitration is in process, threatened or pending in relation to such taxes;

9.2.4

At the exception of the required regulatory approvals, no other approvals are required under the laws of any applicable jurisdiction or any third parties for the direct or indirect acquisition of an interest in the Property by NioGold;

9.2.5

All information made available in writing by MAXIMA to NIOGOLD regarding the Property and MAXIMA is or will be at the time of delivery true and accurate;

9.2.6

All administrative costs related to the Property (taxes, annual payments, etc.) will be borne by Maxima until three months following the full compliance of NioGold with article 3 of the Agreement;

9.2.7

The Property are properly and accurately described in Schedule A attached hereto;

9.2.8

The operation of the Property if not subject to any written or verbal operating, management, maintenance or other agreements, and NioGold shall not be bound to assume any such contract.

9.3

Representations and Warranties of NioGold

NioGold represents and warrants to Maxima:

9.3.1

The authorized capital of NioGold consists of an unlimited number of Common Shares.

9.3.2

When issued in accordance with the terms of this Agreement, the Common Shares issued hereunder will be duly issued and outstanding as fully paid and non-assessable shares of NioGold.

9.3.3

No order ceasing or suspending trading in the Common. Shares nor prohibiting the sale of such securities has been issued by any securities commission of any Province or Territory of Canada to NioGold or its directors, officers or promoters which is currently in effect, and to the best of NioGold's knowledge, no such investigations or proceedings for such purposes are pending or threatened.

10.

AREA OF COMMON INTEREST

During the term of the Agreement, the Parties agree to the establishment of an area of common interest, which covers all land within 10 km from the central point of the Property located at Latitude / Longitude coordinates 47°25' 15" N and 75°16'45" W. During the term of the Agreement, the Parties agree not to acquire, directly or indirectly, mining permits in the said area of common interest without giving a right of first refusal to such eventual acquisition to the other Party.

11.

GENERAL TERMS

11.1

Expenses - Each Party shall be responsible for all legal. and other expenses incurred by it in connection with the negotiation, preparation, execution, delivery and performance of this Agreement.

1.1.2

Announcements - The Parties acknowledge that they may be required to make a public announcement regarding the arrangements contemplated by this Agreement upon execution thereof. If such disclosure is required, the Parties shall consult regarding the wording and issuance of public disclosure.

11.3

Confidentiality - Each Party shall and shall cause each of its Representatives to hold in strictest confidence and not use in any manner, other than as contemplated by this Agreement, any Confidential Information of the other Parties during the term of this Agreement. Notwithstanding the foregoing, each Participant may disclose Confidential Information to its Representatives or to any third party, provided that it procures that the Representative or proposed third party shall be bound by the confidentiality undertakings set out in this Section.

11.4

Indemnification - Each Party shall indemnify and hold the other Parties harmless in respect of any claim, demand, action, cause of action, damage, loss, cost, liability or expense which may be made or brought against any other Party or which such Party may suffer or incur directly or indirectly as a result of, in respect of or arising out of the first

Party concurring from any incorrectness in or breach of any representation or warranty contained in this Agreement.

11.5

No Pledge – Subject to this Agreement and to the terms of the Joint Venture Agreement to be executed by the parties as contemplated in section 6.1, no partner in the Property can pledge or otherwise encumber its interest in the Property without the written consent of the other party hereto.

11.6

Notices - Any notice, certificate, consent, determination or other communication required or permitted to be given or made under this Agreement shall be in writing and shall be effectively given and made if (i) delivered personally, (ii) sent by prepaid courier service or mail, or (iii) sent prepaid by fax or other similar means of electronic communication, in each case to the applicable address set out below:

a.

if to NioGold Mining Corporation

1020 3rd Avenue E.

Mailing Address:

P.O, Box. 283

Val d'Or, Quebec, Canada, J9P 4P3

Contact Person:

Michael A. Iverson

Rock Lafrancois

Fax Number:

(604) 856-9479

(819)825-2774

E-mail address:

miverson@niogold.com

rlefrancios@niogold.com

b.

if to Ressources Maxima In

344, chemin tour du Lac

Mailing Address:

Sainte-Anne-du-Lac, Quebec,

Canada, J0W 1V0

Contact Person:

Michael Belisle

Fax Number:

(819) 586-2769

E-mail address:

mbelisle@ireseau.com

Any such communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of faxing or sending by other means of recorded electronic communication, provided that such day in either event is a Business Day in the place the communication is received and the communication is so delivered, faxed or sent before 4:30 p.m. on such day in the place the communications is received. Otherwise, such communication shall be deemed to have been given and made and to have been received on the next following Business Day. Any such communication sent by mail shall be deemed to have been given and made and to have been received on the fifth Business Day following the mailing thereof; provided however that no such communication shall be mailed during any actual or apprehended disruption of postal services. Any such communication given or made in any other manner shall be deemed to have been given or made and to have been received only upon actual receipt,

11.7

Entire Agreement - This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written.

11.8

Waiver - A waiver of any default, breach or non-compliance under this Agreement is not effective unless in writing and signed by the Party to be bound by the waiver. No waiver shall be inferred from or implied by any failure to act or delay in acting by a Party in respect of any default, breach or non-observance or by anything done or omitted to be done by the other Party. The waiver by any Party of any default, breach or non-compliance under this Agreement shall not operate as a waiver of that Party's rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance (whether of the same or any other nature).

11.9

Severability - Any provision of this Agreement which is prohibited or unenforceable in. any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

11.10

Further Assurances - Each Party shall promptly do, execute, deliver or cause to be done, executed and delivered all further acts, documents and matters in connection with this Agreement that the other Party may reasonably require, for the purposes of giving effect to this Agreement.

11.11

Governing Law - This Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

11.12

Arbitration - If there is any disagreement, dispute or controversy (hereinafter collectively called a "dispute") between the Parties with respect to any matter arising under this Agreement or the construction hereof, then the dispute shall be determined by arbitration in accordance with following procedures:

(a)

the Parties to the dispute shall appoint a single mutually acceptable arbitrator. If the Patties cannot agree upon a single arbitrator, then each Party shall name an arbitrator and give notice thereof to the other Party;

(b)

the other Party receiving the notice contemplated hereinabove shall within 14 days of the receipt of notice, name an arbitrator; and

(c)

the two arbitrators so named shall, within seven days of the naming of the later of them, name a third arbitrator;

If the other. Party fails to name its arbitrator within the allotted time, then the sole arbitrator named may make a determination of the dispute. Except as expressly provided in this paragraph, the arbitration shall be conducted in Montreal, Quebec in English pursuant to the Commerce or Code of Civil Procedure of Quebec from which there shall be no appeal. The decision shall be made within 30 days following the nomination of the arbitrator(s), shall be based exclusively on the advancement of the exploration, development and production work on the Claims and not on the financial circumstances of the Parties, and shall be conclusive and binding upon the Parties. The costs of arbitration shall be borne equally by the Parties to the dispute unless otherwise determined by the arbitrator(s).

11.13

Successors and Assigns - This Agreement shall ensure to the benefit of, and be binding on, the Parties and their respective successors and permitted assigns.

11.14

Termination of Agreement - This is an option agreement only and, except for the share issuances and expenditures referred to in Sub-Section 3.1 (which are binding upon NioGold's receipt of final TSX-V approval to make such share issuances and expenditures), NioGold shall not be obligated to make any further payments in respect of this Agreement. Should NioGold wish to terminate this Agreement at any time before having exercised its option pursuant to Sub-Section 3.1 it shall give notice to Maxima and this Agreement shall be deemed to have been terminated upon receipt of such notice by Maxima. In such event, NioGold shall be deemed to not have acquired any interest in the Property.

11.15

Counterparts - This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the Parties adopt any signatures received by a receiving fax machine as original signatures of the Parties; provided, however, that any Party providing its signature in such manner shall promptly forward to the other Parties an original of the signed copy of this Agreement which was so faxed.

11.16

Language - The language of this Agreement shall be the English language. Les Parties conviennent que la presente convention soit redigee en anglais.

1.1.17

Force Majeure - The term "Force Majeure" as employed herein, shall mean acts of God and of public enemies, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, arrests, and orders of courts or other lawful authorities, civil disturbances, Government and military actions, strikes, and any other causes not within the control of the party claiming a suspension, which by the exercise of due diligence, such party shall not be able to avoid or overcome. If either Party is rendered unable in whole or in part, by Force Majeure, to perform or comply with any obligation of the Agreement, upon giving notice and full particulars to the other party, such obligation shall be suspended during the continuance of the inability so caused and such party shall be relieved of liability for failure to perform the same during such period.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above:

SCHEDULE A

CLAIM LIST

02/23/2007 14:29 819-825-2774 NIOGOLD MINING CORP PAGE 15/22

PROPERTY CLAIM LIST

NTS	Row	Column	Ha	Type	Claim No.	Status	Insc. Date	Exp. Date	Holder
31O06	17	29	58.25	CDC	2026266	Active	27/09/2006	26/09/2008	RESSOURCES MAXIMA INC 100 %
31O06	18	27	58.24	CDC	2026267	Active	27/09/2006	26/09/2008	RESSOURCES MAXIMA INC 100 %
31O06	18	28	58.24	CDC	2026268	Active	27/09/2006	26/09/2008	RESSOURCES MAXIMA INC 100 %
31O06	18	29	58.24	CDC	2026269	Active	27/09/2006	26/09/2008	RESSOURCES MAXIMA INC 100 %
31O06	19	26	58.23	CDC	2026270	Active	27/09/2006	26/09/2008	RESSOURCES MAXIMA INC 100 %
31O06	19	27	58.23	CDC	2026271	Active	27/09/2006	26/09/2008	RESSOURCES MAXIMA INC 100 %
31O06	19	28	58.23	CDC	2026272	Active	27/09/2006	26/09/2008	RESSOURCES MAXIMA INC 100 %
31O06	19	29	58.23	CDC	2026273	Active	27/09/2006	26/09/2008	RESSOURCES MAXIMA INC 100 %
31O06	19	35	58.23	CDC	2045664	Active	03/01/2007	02/01/2009	RESSOURCES MAXIMA INC 100 %
31O06	19	36	58.23	CDC	2045665	Active	03/01/2007	02/01/2009	RESSOURCES MAXIMA INC 100 %
31O06	20	22	58.22	CDC	2025490	Active	21/09/2006	20/09/2008	RESSOURCES MAXIMA INC 100 %
31O06	20	26	58.22	CDC	2026274	Active	27/09/2006	26/09/2008	RESSOURCES MAXIMA INC 100 %
31O06	20	27	58.22	CDC	2001173	Active	21/02/2006	20/02/2008	RESSOURCES MAXIMA INC 100 %
31O06	20	28	58.22	CDC	2001172	Active	21/02/2006	20/02/2008	RESSOURCES MAXIMA INC 100 %
31O06	20	29	58.22	CDC	2026275	Active	27/09/2006	26/09/2008	RESSOURCES MAXIMA INC 100 %
31O06	21	24	58.21	CDC	2025491	Active	21/09/2006	20/09/2008	RESSOURCES MAXIMA INC 100 %
31O06	21	25	58.21	CDC	2025492	Active	21/09/2006	20/09/2008	RESSOURCES MAXIMA INC 100 %
31O06	21	29	58.21	CDC	2000884	Active	15/02/2006	14/02/2008	RESSOURCES MAXIMA INC 100 %
31O06	22	24	58.20	CDC	2025493	Active	21/09/2006	20/09/2008	RESSOURCES MAXIMA INC 100 %
31O06	22	25	58.20	CDC	38962	Active	21/09/2004	20/09/2008	RESSOURCES MAXIMA INC 100 %
31O06	22	26	58.20	CDC	38963	Active	21/09/2004	20/09/2008	RESSOURCES MAXIMA INC 100 %
31O06	22	29	58.20	CDC	108294	Active	09/12/2005	08/12/2007	RESSOURCES MAXIMA INC 100 %
31O06	22	30	58.20	CDC	110737	Active	05/01/2006	04/01/2008	RESSOURCES MAXIMA INC 100 %
31O06	22	31	58.20	CDC	110738	Active	05/01/2006	04/01/2008	RESSOURCES MAXIMA INC 100 %
31O06	22	32	58.20	CDC	2002904	Active	17/03/2006	16/03/2008	RESSOURCES MAXIMA INC 100 %
31O06	22	33	58.20	CDC	2000883	Active	15/02/2006	14/02/2008	RESSOURCES MAXIMA INC 100 %
31O06	22	34	58.20	CDC	2000882	Active	15/02/2006	14/02/2008	RESSOURCES MAXIMA INC 100 %
31O06	22	35	58.20	CDC	2000881	Active	15/02/2006	14/02/2008	RESSOURCES MAXIMA INC 100 %
31O06	23	24	58.19	CDC	2025494	Active	21/09/2006	20/09/2008	RESSOURCES MAXIMA INC 100 %
31O06	23	25	58.19	CDC	38964	Active	21/09/2004	20/09/2008	RESSOURCES MAXIMA INC 100 %
31O06	23	26	58.19	CDC	38965	Active	21/09/2004	20/09/2008	RESSOURCES MAXIMA INC 100 %
31O06	23	27	58.19	CDC	38966	Active	21/09/2004	20/09/2008	RESSOURCES MAXIMA INC 100 %
31O06	23	28	58.19	CDC	38967	Active	21/09/2004	20/09/2008	RESSOURCES MAXIMA INC 100 %
31O06	23	30	58.19	CDC	2001171	Active	21/02/2006	20/02/2008	RESSOURCES MAXIMA INC 100 %
31O06	23	31	58.19	CDC	2020656	Active	14/07/2006	13/07/2008	RESSOURCES MAXIMA INC 100 %
31O06	23	32	58.19	CDC	2020657	Active	14/07/2006	13/07/2008	RESSOURCES MAXIMA INC 100 %
31O06	23	33	58.19	CDC	2000880	Active	15/02/2006	14/02/2008	RESSOURCES MAXIMA INC 100 %
31O06	23	34	58.19	CDC	2000879	Active	15/02/2006	14/02/2008	RESSOURCES MAXIMA INC 100 %
31O06	23	35	58.19	CDC	2000878	Active	15/02/2006	14/02/2008	RESSOURCES MAXIMA INC 100 %
31O06	24	24	58.19	CDC	2029123	Active	12/10/2006	11/10/2008	RESSOURCES MAXIMA INC 100 %
31O06	24	25	58.19	CDC	2025495	Active	21/09/2006	20/09/2008	RESSOURCES MAXIMA INC 100 %
31O06	24	26	58.19	CDC	108254	Active	14/12/2005	13/12/2007	RESSOURCES MAXIMA INC 100 %
31O06	24	30	58.19	CDC	2001170	Active	21/02/2006	20/02/2008	RESSOURCES MAXIMA INC 100 %
31O06	24	31	58.18	CDC	2020658	Active	14/07/2006	13/07/2008	RESSOURCES MAXIMA INC 100 %
31O06	24	32	58.18	CDC	2020659	Active	14/07/2006	13/07/2008	RESSOURCES MAXIMA INC 100 %
31O06	25	17	58.18	CDC	2029619	Active	17/10/2006	16/10/2008	RESSOURCES MAXIMA INC 100 %
31O06	25	18	58.18	CDC	2029312	Active	13/10/2006	12/10/2008	RESSOURCES MAXIMA INC 100 %
31O06	25	19	58.18	CDC	2029313	Active	13/10/2006	12/10/2008	RESSOURCES MAXIMA INC 100 %
31O06	25	20	58.18	CDC	2029314	Active	13/10/2006	12/10/2008	RESSOURCES MAXIMA INC 100 %
31O06	25	21	58.18	CDC	2029124	Active	12/10/2006	11/10/2008	RESSOURCES MAXIMA INC 100 %
31O06	25	22	58.18	CDC	2029125	Active	12/10/2006	11/10/2008	RESSOURCES MAXIMA INC 100 %
31O06	25	23	58.18	CDC	2029126	Active	12/10/2006	11/10/2008	RESSOURCES MAXIMA INC 100 %
31O06	25	24	58.18	CDC	2029127	Active	12/10/2006	11/10/2008	RESSOURCES MAXIMA INC 100 %
31O06	25	25	58.18	CDC	2025496	Active	21/09/2006	20/09/2008	RESSOURCES MAXIMA INC 100 %

02/23/2007 14:29 819-825-2774 NIOGOLD MINING CORP PAGE 16/22

PROPERTY CLAIM LIST

NTS	Row	Column	Ha	Type	Claim No.	Status	Insc. Date	Exp. Date	Holder
31O06	25	26	58.18	CDC	108295	Active	09/12/2005	08/12/2007	RESSOURCES MAXIMA INC 100 %
31O06	25	27	58.18	CDC	108296	Active	09/12/2005	08/12/2007	RESSOURCES MAXIMA INC 100 %
31O06	25	28	58.18	CDC	108297	Active	09/12/2005	08/12/2007	RESSOURCES MAXIMA INC 100 %
31O06	25	29	58.18	CDC	108298	Active	09/12/2005	08/12/2007	RESSOURCES MAXIMA INC 100 %
31O06	25	30	58.18	CDC	108299	Active	09/12/2005	08/12/2007	RESSOURCES MAXIMA INC 100 %
31O06	26	18	58.17	CDC	2029315	Active	13/10/2006	12/10/2008	RESSOURCES MAXIMA INC 100 %
31O06	26	19	58.17	CDC	2029317	Active	13/10/2006	12/10/2008	RESSOURCES MAXIMA INC 100 %
31O06	26	20	58.17	CDC	2029316	Active	13/10/2006	12/10/2008	RESSOURCES MAXIMA INC 100 %
31O06	26	21	58.17	CDC	2029128	Active	12/10/2006	11/10/2008	RESSOURCES MAXIMA INC 100 %
31O06	26	22	58.17	CDC	2029129	Active	12/10/2006	11/10/2008	RESSOURCES MAXIMA INC 100 %
31O06	26	23	58.17	CDC	2029130	Active	12/10/2006	11/10/2008	RESSOURCES MAXIMA INC 100 %
31O06	26	24	58.17	CDC	2029131	Active	12/10/2006	11/10/2008	RESSOURCES MAXIMA INC 100 %
31O06	26	25	58.17	CDC	2029132	Active	12/10/2006	11/10/2008	RESSOURCES MAXIMA INC 100 %
31O06	27	20	58.16	CDC	2029318	Active	13/10/2006	12/10/2008	RESSOURCES MAXIMA INC 100 %
31O06	27	21	58.16	CDC	2029136	Active	12/10/2006	11/10/2008	RESSOURCES MAXIMA INC 100 %
31O06	27	22	58.16	CDC	2029133	Active	12/10/2006	11/10/2008	RESSOURCES MAXIMA INC 100 %
31O06	27	23	58.16	CDC	2029134	Active	12/10/2006	11/10/2008	RESSOURCES MAXIMA INC 100 %
31O06	27	24	58.16	CDC	2029135	Active	12/10/2006	11/10/2008	RESSOURCES MAXIMA INC 100 %
31O06	27	25	58.16	CDC	2029621	Active	17/10/2006	16/10/2008	RESSOURCES MAXIMA INC 100 %
31O06	15	28	58.27	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	15	29	58.27	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	15	30	58.27	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	15	31	58.27	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	15	32	58.27	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	16	28	58.26	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	16	29	58.26	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	16	30	58.26	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	16	31	58.26	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	16	32	58.26	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	16	33	58.26	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	16	34	58.26	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	17	28	58.25	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	17	30	58.25	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	17	31	58.25	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	17	32	58.25	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	17	33	58.25	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	17	34	58.25	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	17	35	58.25	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	18	30	58.24	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	18	31	58.24	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	18	32	58.24	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	18	33	58.24	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	18	34	58.24	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	18	35	58.24	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	18	36	58.24	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	18	37	58.24	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	19	30	58.23	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	19	31	58.23	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	19	32	58.23	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	19	33	58.23	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	19	34	58.23	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	19	37	58.23	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	20	30	58.22	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	20	31	58.22	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %

02/23/2007 14:29 819-825-2774 NIOGOLD MINING CORP PAGE 17/22

PROPERTY CLAIM LIST

NTS	Row	Column	Ha	Type	Claim No.	Status	Insc. Date	Exp. Date	Holder
31O06	20	32	58.22	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	20	33	58.22	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	20	34	58.22	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	20	35	58.22	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	20	36	58.22	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	20	37	58.22	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	21	26	58.21	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	21	27	58.21	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	21	28	58.21	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	21	30	58.21	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	21	31	58.21	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	21	32	58.21	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	21	33	58.21	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	21	34	58.21	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	21	35	58.21	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	21	36	58.21	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	21	37	58.21	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	22	27	58.20	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	22	28	58.20	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	22	36	58.20	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	23	22	58.19	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	23	23	58.19	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	23	29	58.19	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	23	36	58.19	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	24	22	58.19	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	24	23	58.19	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	24	27	58.19	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	24	28	58.19	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	24	29	58.19	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	24	33	58.18	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	24	34	58.18	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	25	31	58.18	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	25	32	58.18	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	25	33	58.18	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	26	26	58.17	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	26	27	58.17	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	27	26	58.16	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %
31O06	27	27	58.16	CDC	Pending	Pending	Pending	Pending	RESSOURCES MAXIMA INC 100 %

Total 8,498.29 Hectares

SCHEDULE B

As referred to in Section 1 "Net Smelter Return" of the attached Agreement between Ressources Maxima inc. and Niogold Mining Corporation.

1.

"Royalty Holder" means the entity entitled to receive the Royalties and "Net Smelter Returns" means, subject to section 2 hereof, the actual amount of payment received or deemed to have been received by the holder(s) of a 100% working interest (the "Owner") in the Properties from any refiner, smelter, mill, mint, processor or other treatment facility or purchaser (collectively, a "Purchaser") for ores, concentrates, precipitates, bullion and/or minerals (the "Products") mined and extracted from the Properties, including from the reprocessing and/or sale of any tailings and/or residues produced from or located on the Properties and delivered for treatment and/or sale. In calculating Net Smelter Returns, there shall be deducted. therefrom only:

(i)

the costs of transporting Products (except ore) from the Properties to a Purchaser;

(ii)

sampling, assaying, representation and umpire charges made or levied in connection with the sampling and assaying carried out after the Products (except ore) have left the Properties;

(iii)

all charges and penalties for smelting, refining and/or similar treatment of, the Products;

(iv)

insurance premiums for insurance of the Products (except ore) after the Products have left the Properties;

(v)

any government royalties, duties and other assessments and any sales, excise, production, extraction, ad valorem, goods and service and other taxes on the Products (but not income taxes or Quebec mining duties) if such charges are based on production of Products or payable out of the net or gross proceeds received or shown as deductions therefrom; and

For greater certainty, no custom milling or other similar treatment or beneficiation charges incurred on or off the Properties shall be deducted in calculating Net Smelter Returns. The Royalty Holder further acknowledges and agrees that the Owner shall have the right to market and sell or refrain from selling Products in any manner it may elect, that the Owner shall have the right to engage in forward sales, future trading or commodity options trading, and other price hedging, price protection, and speculative arrangements which may involve the possible delivery of Products and that the Royalty Holder shall not be entitled to participate in any profits nor be obligated to share in any losses generated by said activities. Accordingly, with respect to gold or silver produced, the actual amount of payment received by the Owner shall in all cases be deemed to be the amount equal to the relevant number of ounces received by, or credited to, the Owner from a Purchaser times, in the case of gold, the gold price per ounce as quoted by the London Bullion Brokers' P.M. Gold fixing (or other equivalent quotation) and, in the case of silver, the silver price per ounce quoted by Handy and Harman (or other equivalent quotation) on the date (the "Out-turn Date") the relevant Purchaser credits the Owner's account with refined gold or silver, as the case may be. With respect to any metals other than gold or silver produced and in the event the Owner delivers Product to satisfy its delivery obligations arising from any futures or other forward trading or hedging activities, the proceeds received by the Owner shall, for the purposes hereof, be deemed to be the relevant London Metal Exchange official settlement quotation for other equivalent or generally accepted quotation) on the date prior to the day any such delivery is made.

2.

If Products are smelted and/or refined by the Owner, or sold to or smelted or refined by any third party which is affiliated with (as defined for the purposes of the Canada Business Corporations Act) the Owner, the Products shall for purposes hereof be deemed to have been sold, or smelted and/or refined, as the case may be, at the average net amount which other purchasers, or smelters or refiners, are generally ready, willing, and able to pay for, or smelt and/or refine, Products of like grades and quality in Ontario and/or Quebec at the time of the sale, or smelting and/or refining, of the Products. If the Owner uses its own or leased equipment (or equipment of an affiliated entity) to transport Products, the costs of transporting Products for the purpose of determining the amount of the Net Smelter Returns shall not exceed the firm rates quoted by other competent and reliable haulers who are ready, willing and able to transport such Products. If an Owner markets or sells Products through an affiliated entity, the costs of such for the purpose of determining the Net Smelter Returns shall not exceed those customarily charged for like services in the industry from a non-affiliated party.

3.

The Owner shall cause to be kept proper books of account, records and supporting materials covering all matters relevant to the calculation of the Royalties, and the reasonable verification thereof Net Smelter Returns shall be calculated at the end of each calendar quarter in which revenues are received from the production of Products and thereafter at the end of each subsequent calendar quarter during which revenues are received as aforesaid. The quarterly calculations, except for the last calendar year-end quarter, of Net Smelter Returns shall. be submitted to the Royalty Holder within 30 days after the quarter involved. The calendar year-end calculation of Net Smelter Returns shall be submitted to the Royalty Holder within 60 days after the end of the calendar year. The year end calculation of Net Smelter Returns and the records relating thereto shall be audited by chartered accountants designated by the Owner (which may be the auditor of the Owner), and copies of a report thereon shall be delivered to the Owner and to the Royalty Holder. The Royalty Holder shall have 90 days after receipt of any audit report to object thereto in writing to the Owner and, failing such objection, such report shall be deemed correct. If the Royalty Holder shall object to any audit report and request a review and reaudit, the accountant(s) shall be directed to review the records for the period in question and all costs relating to such review shall be paid by the Owner if the original audit is found to be in error to the benefit of the Owner and, if not, by the Royalty Holder. In addition, the Royalty Holder may, on reasonable notice and at its own cost, ask for and carry out an independent audit. The Owner shall. at all reasonable times and on reasonable notice, at the Royalty Holder's sole cost, permit agents of the Royalty Holder to inspect and audit and make copies from the aforesaid books of account, records and supporting materials relevant to the calculation of the Royalties. All non-public information and data in relation to the Royalties received by the Royalty Holder from the Owner as a result of any audit as aforesaid shall be kept strictly confidential by the Royalty Holder and shall not be disclosed to any third party without the prior written consent of the Owner, such consent not to be unreasonably withheld. The foregoing shall not apply in respect of any such information and/or data that is required to be disclosed to or by any applicable governmental or other regulatory authority or stock exchange or pursuant to any applicable law, regulation, rule or policy; provided, however, that the Royalty Holder promptly advises and, where reasonably practicable, consults with the Owner concerning the disclosure which the Royalty Holder proposes to make prior to making such disclosure.

4.

Payment to the Royalty Holder of the Royalties shall be made by the Owner in. U.S. dollars within 30 days after the end of each calendar quarter based on the aforesaid calculations. Forthwith upon receipt of the calculation of Net Smelter Returns for the year subject to such calculation, adjustments without interest in respect of the Royalties for such year shall be made based upon the final statements so prepared for such year. For greater certainty, acceptance by the Royalty Holder of any payment made by the Owner hereunder shall not prejudice the right of the Royalty Holder to protest or question the correctness of the amount of any such payment as contemplated herein.

5.

Should the Owner fail to pay the Royalties in accordance with the Agreement (a "Default"), then the Royalty Holder may give notice (a "Default Notice") to the Owner in respect of such default. Should the Royalty Holder issue three Default Notices in any 24 month period or should there be any two instances in any 24 month period in which the Owner does not pay the amount of the Royalties in arrears within 10 business days of receiving a Default Notice, then the Royalty Holder shall have the right and entitlement, upon giving a further notice (a "Transfer Notice") to the Owner, to have the Owner's right, title and interest in and to the Properties transferred to the Royalty Holder and the Owner shall forthwith thereupon deliver duly executed transfers (the "Transfers") of the Properties into the name of the Royalty Holder in a form fit for recording in the appropriate registration or recordation office. In respect of the foregoing, the Royalty Holder acknowledges that the terms of the Lease require that any transfer thereof be subject to the prior consent of the Ministere des Ressources naturelles et Faune and the Owner undertakes to use its reasonable best efforts to obtain such consent. For greater certainty, the entitlement of the Royalty Holder to exercise its rights to obtain the Transfers shall not limit its right to exercise any other rights, legal or otherwise, which the Royalty Holder may have against the Owner in respect of any Default.

6.

The Royalties shall, for the purposes hereof and as the context (and the terms hereof) require, be deemed to be an interest in the Products until (and only until) the Products are sold to a third party or shipped from the Properties and, in respect of the in situ minerals (and the Owner's interest therein) in the Properties, intended to be an interest in such minerals in situ and, accordingly, an obligation and covenant which runs with the title to the interest in the Properties and title to the interest in the lands subject to the Properties. However, nothing in the Agreement (including this Schedule) shall in any way limit the Owner's rights as the owner or lessee of the properties or its interest therein, including without limitation its right to set up such mining organization as it sees fit to bring the Properties into production (in partnership with others or otherwise), to manage and operate the mining organization, to commence, curtail, expand. or terminate production from time to time and to market and sell Products in such manner, as it may in its sole discretion decide, including the right to pre-sell such Products. The Owner may, but is not obligated to, beneficiate, mill, sort, concentrate, refine, smelt, or otherwise process or upgrade the ores and concentrates produced from ores mined from the Properties prior to sale to a Purchaser.

7.

No assignment of all or any part of the Owner's interest in the Properties shall be permitted or effective unless on or before closing the assignee shall have acknowledged in writing its agreement to assume and be responsible for the obligations of the assigning Owner to the Royalty Holder attributable to the interest in the Properties so assigned (including but not limited to payment of the Royalties attributable to such interest), whereupon the assigning Owner shall be relieved of said obligations. (For greater certainty, any proceeds received by the assigning Owner from such. assignment shall not be considered to be part of Net Smelter Returns hereunder.)

8.

The Owner may mortgage or charge the Properties or any portion thereof or any mill or other axed assets or Properties located thereon (and the Royalty Holder shall cooperate in signing on an expeditious basis all consents and other documentation reasonably required in connection therewith), provided that it shall be a term of each mortgage or charge that the holder thereof or any person acquiring title to the Properties upon enforcement of such mortgage or charge shall hold the same subject to the prior rights of the Royalty Holder hereunder.

9.

The Owner may at any time or from time to time, upon giving the Royalty Holder 30 days prior notice in writing, abandon any one or more of the Claims or Concessions, or the Lease, comprised within the Properties. Should the Owner give notice as aforesaid, the Royalty Holder shall have the right, upon giving the Owner notice in writing within such 30 day period, to have delivered to it duly registrable transfers of the relevant Claim(s) or Concession(s), or the Lease, in good standing for a minimum period of 90 days in regards to assessment work requirements and a minimum period of 30 days in regards to the payment of taxes, rentals and any other claim maintenance fees. In respect of the foregoing, the Royalty Holder acknowledge that the terms of the Lease require that any transfer thereof be subject to the prior consent of the Ministere des Ressources naturelles et Faune and the Owner undertakes to use its reasonable best efforts to obtain such consent. The Owner shall have no further obligation to the Royalty Holder in respect of Claims or Concessions so transferred to the Royalty Holder. Subject to the foregoing, the Owner shall pay all taxes, rentals and other property maintenance fees required to maintain the Properties in good standing.

10.

The Owner shall have the right to commingle ore, minerals and other products mined from the Properties, or Products derived therefrom, with ores, minerals and other products produced from other lands, provided that the Owner shall adopt and employ reasonable practices and procedures for weighing, determination of moisture content, sampling and assaying such ore or Products for metal content and impurities and recording such data and utilize reasonably accurate recovery factors in order to determine the amount of economically recoverable products derived from such ore or Products (which shall be utilized to calculate the Royalties). In addition, comparable procedures may be used by the Owner to apportion among the commingled ores any penalties imposed by a Purchaser. The Owner shall maintain accurate records of the results of such sampling, weighing and analysis and the Royalty Holder shall be permitted the right, at all reasonable times and at its own cost, to observe such practices and procedures and to examine such records relating to any commingling of ores or Products. Further, before the Owner intends to implement or significantly change any procedure to commingle ores or products, the Owner shall provide the Royalty Holder with all relevant details concerning the reason for commingling and the methodology and procedures (including recovery factors and the principles of apportionment of penalties) to be employed.

11.

The Owner shall, upon the written request of the Royalty Holder. execute and deliver such documents (including a short form notice of the Royalties, if applicable) as may be necessary to permit the Royalty Holder to record the Royalties against the Properties.

12.

The Owner shall indemnify and hold harmless the Royalty Holder and its directors, officers and employees from and against all out-of-pocket monetary costs, expense, damage, liability or obligation of any kind (including without limitation amounts paid or payable in respect of any settlement) incurred by the Royalty Holder in connection with any actual, threatened, pending or future suit, proceeding, order, find or claim of any kind involving or arising out of any mine closure costs, rehabilitation, restoration, and/or reclamation requirements (including, but without restricting the generality of the foregoing, liabilities relating to non-compliance with any applicable environmental law, regulation, guideline, policy or directive) involving or related to the Properties.

13.

To the extent permitted by applicable law, the Owner and the Royalty Holder hereby waive the benefit of all provisions of law, as now in effect, or as enacted in the future, relating to actions for partition or sale of real and personal property. Each of the parties hereto further agrees that it will not resort to any action at law or in equity to partition or sell any real or personal property subject to this agreement (or bring any other action seeking relief similar to, or having essentially the same effect as, partition) for the maximum time period (including renewals) permitted by applicable law.

14.

The invalidity of any particular Section, provision or part or parts thereof, of this Schedule shall not affect the validity of any other provision hereof and this Schedule shall subsequently be construed as if such invalid provision were omitted and did not form part hereof.

SCHEDULE C

As referred to in Section 4 of the attached Agreement between Ressources Maxima inc. and Niogold Mining Corporation .

Fees

Office work, sample preparation, map preparation, etc.	$200 / day
Prospecting, field work, field camp set up, etc.	$250 / day
Forestry road transport by truck to work site	$50 / day
Field assistant (if necessary)	$150 - $200 / day
4x4 4-door pick up rental + gas	$75 / day
4x4 ATV (Polaris 500)	$100 / day
Snowmobile + gas	$100 / day

Tools, rock saw, chain saw, water pump, drill, motor boat (Zodiac), etc. rental fee to be determined

Lodging fees not included if necessary

GST and QST applicable